As filed with the Securities and Exchange Commission on March 7, 1997

                                                     Registration No.33-58908



                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                               AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933


                          THE INTERLAKE CORPORATION
             (Exact name of issuer as specified in its charter)
     Delaware                                     36-3428543
(State of Incorporation)                 (I.R.S. Employer Identification No.)
                            550 Warrenville Road
                           Lisle, Illinois  60532
                  (Address of Principal Executive Offices)


                        1989 STOCK INCENTIVE PROGRAM
                          (Full Title of the Plan)


                             STEPHEN R. SMITH,
               Vice President, Secretary and General Counsel
                         The Interlake Corporation
                550 Warrenville Road, Lisle, Illinois  60532
                  (Name and address of agent for service)

       Telephone number, including area code, of agent for service:
                               (630) 719-7204


                                   PART II.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Throughout this amendment to registration statement "Issuer" or "Registrant" means The Interlake Corporation.

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission by the Issuer are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 10-K");

     (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 29, 1996; and

     (c)  The Description of Capital Stock of the Company set forth as
Exhibit 28 to the Company's Annual Report on Form 10-K for the Fiscal Year ended December 27, 1992 and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware (the "GCL") sets forth provisions which define the extent to which a corporation organized under the laws of Delaware may indemnify directors, officers, employees and agents. Article Thirteenth of the Registrant's Restated Certificate of Incorporation and Article III, Section 8, of the Registrant's By-laws provide for the indemnification by the Registrant of each person who is or was or had agreed to become a director, officer, employee or agent of the Registrant, or, at the request of the Registrant, a director, officer, employee or agent of another enterprise, against all expenses and other amounts for which indemnification may be made under law. Under the GCL, directors and officers as well as employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

     The Registrant also maintains directors' and officers' reimbursement and liability (including fiduciary liability) insurance and has entered into agreements with its directors and certain officers providing for indemnification in certain events.

Item 8.   Exhibits

The Exhibit Index is incorporated by reference into this Item 8 in its entirety from the Exhibit Index attached hereto beginning at page 6 below.

Item 9.   Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
          section (10)(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lisle, State of Illinois, on the 7th day of March, 1997.

                                     THE INTERLAKE CORPORATION

                                     By/s/ Stephen R. Smith

                                       Stephen R. Smith
                                       Vice President, Secretary and
                                       General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 has been signed by the following person in the capacities and on the date indicated.

   Signature                Title

                       Director, Chairman of the Board, President and
/s/ W. Robert Reum               Chief Executive Officer       Date:
W. Robert Reum              (Principal Executive Officer) March 7, 1997

                       Vice President - Finance and Chief
                                         Financial Officer   Date:
/s/ Stephen Gregory         (Principal Financial Officer  March 7, 1997
Stephen Gregory

                       Controller and Chief Officer        Date:
/s/ John P. Miller               Accounting Officer       March 7, 1997
John P. Miller

John A. Canning Jr.              Director  )    By:  /s/ Stephen R. Smith
                                 )                       Stephen R. Smith
James C. Cotting                 Director  )             Attorney-In-Fact
                                 )
John E. Jones                    Director  )         Date:  March 7, 1997
                                 )
Frederick C. Langenberg          Director  )
                                 )
Quentin C. McKenna               Director  )
                                 )
William G. Mitchell              Director  )
                                 )
Erwin E. Schulze                 Director  )
* Powers of attorney authorizing Stephen R. Smith to sign this amendment on behalf of the individuals named above have been filed with the Securities and Exchange Commission.
                                EXHIBIT INDEX




Exhibit Number            Item



4
Instruments Defining the Rights of Security Holders




4.1
Composite of the Registrant's Restated Certificate of
Incorporation as amended, incorporated by reference to
Exhibit 3.1 of the Registrant's Registration Statement on Form S-2, File No. 33-59003, as amended (the "1995
Debt S-2")




4.2
Bylaws of Registrant as amended and restated dated
August 23, 1990, incorporated by reference to Exhibit
3(b) of the Registrant's Annual Report on Form 10-K for the year ended December 30, 1990 (the "1990 10-K")




4.3
Rights Agreement dated as of January 26, 1989 between the Registrant and the First National Bank of Chicago, as Rights Agent, (the "Rights Agreement") incorporated by reference to Exhibit 2 of the Registrant's
Registration Statement on Form 8-A dated as of January
27, 1989




4.4
Amendment to Rights Agreement dated as of August
15,1989, incorporated by reference to Exhibit (a) of the Company's Form 8 dated May 22, 1990




4.5
Amendment to Rights Agreement dated as of May 7, 1990, incorporated by reference to Exhibit (b) of the Company's Form 8 dated May 22, 1990




4.6
Form of Amendment to Rights Agreement, incorporated by reference to Exhibit 4.5 of the Registrant's
Registration Statement on Form S-2, File No. 33-46248, as amended (the "Common Stock S-2")




4.7
Amendment to Rights Agreement dated as of April 13,
1994, incorporated by reference to Exhibit 7 of the Company's Form 8-A/A dated April 19, 1994





4.8
Preferred Stock Purchase Agreement dated as of March
6, 1992 among the Registrant and the persons listed on the Schedule of Purchasers attached thereto, incorporated by reference to Exhibit 4.6 of the Common
Stock S-2




4.9
Revised Form of Registration Rights Agreement among the Registrant and the parties listed on the signature pages thereof, incorporated by reference to Exhibit
4.4 of the Registrant's Post-Effective Amendment No. 4 to the Registration Statement on Form S-2, File No.
33-37041 (the "IRN Post-Effective Amendment No. 4")




4.10
Form of Series 1 Junior Convertible Subordinated
Debenture, incorporated by reference to Exhibit 4.11
of the Common Stock S-2




4.11
Form of Series 2 Junior Convertible Subordinated
Debenture, incorporated by reference to Exhibit 4.12
of the Common Stock S-2




4.12
Series A-3 Preferred Stock Purchase Agreement dated as of May 7, 1992 by and between the Registrant and the persons listed on the signature pages thereto, incorporated by reference to Exhibit 4.9 of the IRN
Post-Effective Amendment
No. 4




4.13
Form of Series 3 Junior Convertible Subordinated
Debenture (Exchange Debentures relating to the Series
A-3 Preferred Stock), incorporated by reference to
Exhibit 4.10 of the IRN Post-Effective Amendment No. 4




4.14
Stock Purchase Agreement dated November 2, 1989 between the Registrant and LaSalle National Bank, trustee for The Interlake Corporation Employee Stock
Ownership Plan, incorporated by reference to Exhibit
10(v) of the Registrant's Annual Report on Form 10-K for the year ended December 29, 1991 (the "1991 10-K")




4.15
The Interlake Corporation 1986 Stock Incentive
Program, as amended




4.16
The Interlake Corporation 1989 Stock Incentive
Program, as amended



5
Opinion of John M. O'Donnell, Corporate Counsel and Assistant
Secretary of the Registratnt, regarding the validity of the shares offered.



23
Consents of Experts and Counsel




23.1
Consent of John M. O'Donnell (included in Exhibit 5)




23.2
Consent of Price Waterhouse LLP



24
Powers of Attorney





                                              Exhibit 4.15
THE INTERLAKE CORPORATION
1986 STOCK INCENTIVE PROGRAM
(As amended April 23, 1992)

  1. Purpose. The purpose of The Interlake Corporation 1986 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as officers and employees of The Interlake Corporation and its subsidiaries (the "Corporation") and to furnish incentives to such persons to increase profits by providing such persons opportunities ("Benefits") to acquire shares of the Corporation's common stock, $1 par value ("Common Stock"), or to receive monetary payments, or both, on advantageous terms as herein provided.

  2. Administration. The Program will be administered by the Compensation Committee Board of Directors of The Interlake Corporation (the "Committee"). The Committee shall consist of not less than three non-employee directors as the Board may designate from time to time, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

  3. Participants. Participants in the Program will consist of such officers or key employees of the Corporation as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year, or, if so designated, to receive the same type or amount of Benefit as in any other year, or as may be received by any other participant in any year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits, including without limitation (i) the financial condition of the Corporation; (ii) anticipated profits for the current or future years; (iii) contributions of participants to the profitability and development of the Corporation; (iv) the adequacy of the other compensation of participants.

  4. Types of Benefits. Benefits under the Program may be granted in any one or a combination of (a) Stock Options, (b) Appreciation Rights, and (c) Stock Awards, all as described below at Paragraphs 6-9 hereof, and shares of restricted stock if a restricted stock purchase plan is adopted pursuant to Paragraph 10 hereof.

  5. Shares. There is hereby reserved for issuance under the Program an aggregate of 540,000 shares of Common Stock, subject to adjustment in accordance with the provisions of Paragraph 16 hereof. Such of original issuance or treasury shares or The number of shares issued hereunder as Stock Awards shall not exceed 150,000, subject to adjustment in accordance with any adjustment pursuant to Paragraph
16 hereof. If there is a lapse, expiration, termination or cancellation of any Stock Option (otherwise than upon the exercise of an Appreciation Right) or Appreciation Right prior to the exercise thereof, or if shares are issued as a Stock Award and thereafter are reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be used for new Benefits authorized under the Program. Shares covered by any Stock Option surrendered upon the exercise of an Appreciation Right shall not be available for the granting of further Benefits.

  6.  Definitions. As used in the Program,

  (a) The term "Appreciation Right" means a right granted pursuant to Paragraph 8 of the Program.

  (b) The term "Date of Grant" means the date specified by the Committee on which a grant of a Stock Option or Appreciation Right or a grant of a Stock Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

  (c) The term "Market Value per Share" means, at any date, the average of the high and low price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the New York Stock Exchange Composite Transactions as report by The Wall Street Journal, corrected for reporting errors.

  (d) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Stock Option.

  (e) The term "Option Right" means the right to purchase one share of Common Stock upon exercise of a Stock Option granted pursuant to Paragraph 7 of the Program.

  (f) The term "Spread" means the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised or deemed to be exercised over the option price provided for in the related Option Right.

  (g) The term "Stock Award" means an award of shares of Common Stock (and accompanying cash award, if any) granted pursuant to Paragraph 9 of the Program as to which any condition imposed thereon has not been fulfilled or any limitation or restriction imposed thereon has not lapsed.

  (h) The term "Stock Option" means an option to purchase Common
Stock granted pursuant to Paragraph 7 of the Program.

  7. Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of options to purchase shares of Common Stock. Each such grant may utilize any or all the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

  (b) Each grant shall specify an option price per share not less than the Market Value per Share on the Date of Grant.

  (c) Each grant shall specify that the option price shall be payable at the time of exercise (i) in cash or by check acceptable to the Corporation, (ii) by the transfer to the Corporation of shares of Common Stock having a value at the time of exercise equal to the total option price, or (iii) by a combination of such methods of payment.

  (d) Successive grants may be made to the same participant whether or not any Stock Options previously granted to such participant remain unexercised.

  (e) Each grant shall specify the period or periods of continuous employment by the Optionee with the Corporation which is necessary before a Stock Option or any installment thereof will become exercisable.

  (f) Stock Options granted under the Program may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code of 1954, as in effect from time to time, (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

  (g) No Stock Option shall be exercisable more than ten years from the Date of Grant.

  (h) Each grant of Stock Options shall be evidenced by an agreement executed on behalf of the Corporation by any officer and delivered to the Optionee and containing such terms and provisions, consistent with the Program, as the Committee may approve.

  (i) The aggregate fair market value (determined as of the Date of Grant) of the stock for which any participant may be granted Stock Options in any calendar year which are intended to qualify as "incentive stock options" under Section 422A of the Internal Revenue Code (under all plans of The Interlake Corporation and its parent and subsidiary corporations, if any) shall not exceed $100,000 plus any unused limit carryover to such year (such unused limit carryover to be determined as provided in said Section 422A).

  8. Appreciation Rights. The Committee may also authorize the granting to any Optionee of Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Corporation an amount which shall be determined by the Committee and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) Any grant may (i) when granted specify that the amount payable on exercise of an Appreciation Right may be p~id by the Corporation in cash, in shares of Common Stock, or in any combination thereof, or (ii) may either grant to the Optionee or retain in the Committee the right to elect among those alternatives subsequent to the Date of Grant.

  (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant.

  (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods, and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable.

  (d) Each grant shall specify that the Committee may at any time amend, suspend or terminate the Appreciation Rights covered thereby (provided that, in the case of an amendment, the amended
Appreciation Rights shall conform to the provisions of the Program).

  (e) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Corporation by any officer and delivered to the Optionee, which notification shall describe such Appreciation Right, identifying the related Option
Right, state that such Appreciation Right is subject to all the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

  9. Stock Awards. The Committee may from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of Stock Awards. A Stock Award shall be a right of the participant to receive from the Corporation a number of shares of Common Stock of The Interlake Corporation specified by the Committee, without monetary consideration. Each grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

  (a) Each such grant shall specify the number of shares of Common Stock to which it relates.

  (b) Each such grant shall be subject to such conditions, limitations, restrictions and other matters and shall be subject to forfeiture or lapse in such circumstances, as the Committee may prescribe.

  (c) Each such grant shall specify the time or times at which the Common Stock covered by such grant shall be delivered to the participant.

  (d) Any such grant may be accompanied by a cash award payable at such times and in such amount (not exceeding 100% of the compensation income recognized by the participant by reason of such grant for federal, state and local income tax purposes) as the Committee may determine.

  (e) Each such grant shall specify that the Committee may at any time amend, suspend or terminate the Stock Award (and accompanying cash award, if any) covered thereby, provided that, in the case of an amendment, the amended Stock Award (and accompanying cash award, if any) shall conform to the provisions of the Program.

  (f) Each grant of Stock Awards (and accompanying cash awards, if any) shall be evidenced by a notification executed on behalf of the Corporation by any officer and delivered to and accepted by the participant, which notification shall describe the Stock Award (and accompanying cash award, if any), state that the same is subject to all of the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

  10. Restricted Stock Purchase Plan. The Committee is authorized to adopt a restricted stock purchase plan providing for the transfer of shares of Common Stock to officers and other key employees of the Corporation at prices below the then current fair market value of such shares in consideration for their services to the Corporation and on terms and conditions which subject the participant's interests in such shares to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code of 1954. Shares transferred pursuant to such restricted stock purchase plan shall be subject to such other restrictions, limitations and conditions as may be required by said Plan or as the Committee believes to be appropriate, including, without limitation, restrictions on the sale or other disposition of such Common Stock and rights of the Corporation to reacquire such Common Stock upon termination of the participant's employment within specified periods.

  11. Limitation on Transferability. No Stock Option, Appreciation Right or share of Common Stock subject to forfeiture or other restriction of the kind described in Paragraph 9(b) or in any restricted stock purchase plan adopted hereafter shall be transferable otherwise than by will or the laws of descent and distribution, and any such Benefit shall be exercisable during the lifetime of the participant to whom such Benefit has been granted only by him or by his guardian or legal representative, and after such participant's death shall be exercisable only by his legal representative.

  12. Other Provisions. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements, and understandings or conditions as to the participant's employment in addition to those specifically provided for under the Program.

  13. Manner of Action by the Corporation. The Secretary of The Interlake Corporation (or such other officer as the Chief Executive Officer of The Interlake Corporation may from time to time designate) shall supervise the maintenance of records for all participants in the Program. Any determination of such officer, if approved by the Committee, shall be binding and conclusive for all purposes.

  14. Taxes. The Corporation shall be entitled if necessary or desirable to withhold, or secure payment from the participant in lieu of withholding, the amount of any local, state or federal withholding or other tax due from the Corporation attributable to any amount payable or shares deliverable under the Program after giving the person entitled to receive such amount of shares notice as far in advance as reasonably practicable, and the Corporation may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

  15. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer or employee shall not be enlarged or otherwise affected by the establishment of the Program or his designation as a participant.

  16. Adjustment Provisions. (a)If the Corporation shall at any time change the number of issued shares of Common Stock without new consideration to the Corporation (such as by stock dividends, stock splits or stock combinations), the total number of shares reserved for issuance under the Program and the number of shares covered by each outstanding Benefit shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation or similar occurrence.

  (b) Notwithstanding any other provision of the Program, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

  17. Amendment and Termination of Benefits and the Program.

  (a) The Committee may amend the Program from time to time or terminate the Program at any time. However, except for adjustments expressly provided for herein, no amendment may increase the number of shares issuable under the Program or change the class of persons eligible, as defined in Paragraph 3 hereof, to participate in the Program. No benefit shall be granted pursuant to the Program more than 10 years after the date of ratification and approval of the Program by the stockholders of the Corporation.

  (b) The Committee may, with the concurrence of the affected Optionee, amend or cancel any agreement evidencing Stock Options granted under this Plan. In the event of cancellation, the Committee may authorize the granting of new Stock Options (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price, and subject to the same terms, conditions and discretions, as under the Program would have been applicable had the cancelled Stock Options not been granted.

  (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Corporation of a participant who holds a Stock Option or Appreciation Right not immediately exercisable in full, or any Stock Award or Restricted Stock as to which such condition, limitation, restriction or substantial risk of forfeiture has not lapsed, the Committee may, in its sole discretion, accelerate the time at which such Stock Option or Appreciation Right may be exercised or the time at which such condition, limitation, restriction or substantial risk of forfeiture will lapse.

  18. Effective Date. The Program shall become effective on the date on which the Plan of Reorganization contemplated by the Proxy Statement/Prospectus of Interlake, Inc. dated March 26, 1986 is effectuated.


                                                            Exhibit 4.16

                         THE INTERLAKE CORPORATION
                       1989 STOCK INCENTIVE PROGRAM
                        (As amended April 23, 1992)

    1. Purpose. The purpose of The Interlake Corporation 1989 Stock Incentive Program (the "Program") is to attract and retain outstanding individuals as directors, officers and employees of The Interlake Corporation and its subsidiaries (the "Corporation") and to furnish incentives for superior performance by providing such persons opportunities ("Benefits") to acquire shares of The Interlake Corporation's common stock, $1 par value, or any security into which such shares may be changed by reason of any transaction or event of the type described in Paragraph 15(a) hereof ("Common Stock"), on advantageous terms as herein provided.

    2. Administration. The Program will be administered by the Compensation Committee of the Board of Directors of The Interlake Corporation (the "Committee"). The Committee shall consist of not less than three non-employee directors as the Board may designate from time to time, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

    3. Participants. Outside Directors shall participate only to the extent provided in Paragraphs 15(a), 17 and the Appendix. Other participants in the Program will consist of such officers or key employees of the Corporation (or any person who has agreed to commence serving in any of such capacities within 90 days following the granting of Benefits to such person) as the Committee in its sole discretion may designate from time to time to receive Benefits hereunder. The Committee's designation of a participant at any time shall not require the Committee to designate such person to receive a Benefit at any other time, or, if so designated, to receive the same type or amount of Benefit at any other time, or as may be received by any other participant at any time. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

    4. Types of Benefits. Benefits under the Program may be granted in any one or a combination of (a) Stock
Options, (b) Stock Awards, and (c) Shares in Lieu of Certain
Cash Payments, all as described below in Paragraphs 6 through 9 hereof.

    5. Shares Reserved Under the Program. There is hereby reserved for issuance under the Program an aggregate of 1,600,000 shares of Common Stock, subject to adjustment in accordance with the provisions of Paragraph 15(a) hereof. Such shares may be shares of original issuance or treasury shares or a combination thereof. If there is a lapse, expiration, termination or cancellation of any Stock Option prior to the exercise thereof, or if shares are issued as a Stock Award and thereafter are reacquired by the Corporation pursuant to rights reserved upon issuance thereof, such shares may again be used for new Benefits authorized under the Program.

6. Definitions. As used in the Program,

    (a) The term "Date of Grant" means the date specified by the Committee on which a grant of a Stock Option, Shares in Lieu of Certain Cash Payments, or a Stock Award shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto).

    (b) The term "Shares in Lieu of Certain Cash Payments" means shares of Common Stock granted pursuant to Paragraph 9 hereof.

    (c) The term "Market Value per Share" means, at any date, the average of the high and low price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the New York Stock Exchange Composite Transactions as reported by The Wall Street Journal, corrected for reporting errors.

    (d) The term "Optionee" means the optionee named n an agreement evidencing an outstanding Stock Option.

    (e) The term "Option Price" means the purchase price per share payable on exercise of an Option Right.

    (f) The term "Outside Director" means a director of The Interlake Corporation who is not an officer or employee of the Corporation. If a director ceases to be an officer or employee of the Corporation but continues to be a director, he shall thereupon become an Outside Director.

    (g) The term "Stock Award" means an award of shares of Common Stock granted pursuant to Paragraph 8 of the Program.

    (h) The term "Stock Option" means an option to purchase Common Stock granted pursuant to Paragraph 7 of the Program.

    7. Stock Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to participants of options to purchase shares of Common Stock. Each such grant may utilize any or all the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each grant shall specify the number of shares of Common Stock to which it pertains.

    (b) Each grant shall specify an Option Price not less than the Market Value per Share on the Date of Grant.

     (c) Each grant shall specify that the Option Price shall be payable at the time of exercise in cash or by check acceptable to the Corporation. Any grant may also provide for payment of the Option Price by the transfer to the Corporation of (i) shares of Common Stock having a value at the time of exercise equal to the total Option Price or (ii) a combination of cash and shares of Common Stock having a combined value equal to the total Option Price.

    (d) Successive grants may be made to the same participant whether or not any Stock Options previously granted to such participant remain unexercised.

    (e) Each grant shall specify the period or periods of continuous employment by the Optionee with the Corporation which is necessary before a Stock Option or any installment thereof will become exercisable. The Committee shall have authority to cause a grant to provide that the exercise of a Stock Option or any installment thereof will be accelerated for any reason stated therein.

    (f) Stock Options granted under the Program may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code of 1986, as in effect from time to time ("Code"),(ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

    (g) No Stock Option shall be exercisable more than ten years from the Date of Grant.

    (h) No Stock Option shall be granted November 20, 1999.

    (i) Each grant of Stock Options shall be evidenced by an agreement executed on behalf of the Corporation by an officer thereof and delivered to the Optionee and containing such terms and provisions, consistent with the Program, as the Committee approve.

    8. Stock Awards. The Committee may from time co time and upon such terms and conditions as it may determine, authorize the granting to participants of Stock Awards. A Stock Award shall be a right of the participant to receive from the Corporation a number of shares of Common Stock of The Interlake Corporation specified by the Committee, without monetary consideration. Each grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each such grant shall specify the number of shares of Common Stock to which it relates.

    (b) Each such grant shall be subject to such conditions, limitations, restrictions and other matters, and shall be subject to forfeiture or lapse in such circumstances, as the Committee may prescribe; provided, however, that all or a portion of the shares of Common Stock covered by such grant shall be subject, for a period to be determined by the Committee at the Date of Grant, to a substantial risk of forfeiture within the meaning of Section 83 of the Code or any successor or substitute provision thereof and of the regulations issued thereunder. The Committee shall have authority to cause a grant of Stock Award to provide that such Stock Award or any installment thereof will be accelerated for any reason stated therein.

    (c) Each such grant shall specify the time or times at which the Common Stock covered by such grant shall be delivered to the participant.

    (d) Each such grant shall specify that the Committee may at any time amend, suspend or terminate the Stock Award covered thereby, provided that, in the case of an amendment, the amended Stock Award shall conform to the provisions of the Program.

    (e) Each grant of a Stock Award shall be evidenced by a written notification executed on behalf of the Corporation by an officer thereof and delivered to and accepted by the participant, which notification shall describe the Stock Award, state that the same is subject to all of the terms and conditions of the Program, and contain such other terms and provisions, consistent with the Program, as the Committee may approve.

    9. Shares in Lieu of Certain Cash Payments. The Committee may also authorize the granting of shares of Common Stock in lieu of cash which would otherwise be payable as a bonus, pursuant to any incentive compensation plan or otherwise, to officers and key employees of the Corporation. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) The proportion of any such bonus to be paid in shares of Common Stock shall be as determined by the Committee.

    (b) The number of whole shares to be delivered in lieu of cash shall be determined by dividing the value of the portion of the bonus to be paid in shares of Common Stock by the Market Value per Share as of a date selected by the Committee. The value of fractional shares shall be added to the cash portion of the bonus.

    (c) None of the shares of Common Stock granted pursuant to this Paragraph 9 shall be subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code or any successor or substitute provision thereof and of the regulations issued thereunder.

    (d) Each grant of shares in lieu of cash payments shall be evidenced by a written notification executed on behalf of the Corporation by an officer thereof and delivered to the participant.

    (e) Except to the extent provided in this Paragraph 9, no cash bonus, whether payable pursuant to an incentive compensation plan or otherwise, shall constitute a part of the Program or be affected by the Program.

    10. Limitation on Transferability. No Stock Option or share of Common Stock which is subject to forfeiture or other restriction of the kind described in Paragraph 8(b) shall be transferable otherwise than by will or the laws of descent and distribution, and any such Benefit shall be exercisable during the lifetime of the participant to whom such Benefit has been granted only by him or by his guardian or legal representative, and after such participant's death shall be exercisable only by his legal representative.

    11. Other Provisions. The award of any Benefit under the Program may also be subject to other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without-t limitation, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements, and understandings or conditions as to the participant's employment, in addition to those specifically provided for under the Program.

    12. Manner of Action by the Corporation. The Secretary of The Interlake Corporation (or such other officer as the Chief Executive Officer of The Interlake Corporation may from time to time designate) shall supervise the maintenance of records for all participants in the Program. Any determination of such officer, if approved by the Committee, shall be binding and conclusive for all purposes.

    13. Taxes. The Corporation shall be entitled if necessary or desirable to withhold, or secure payment from the participant in lieu of withholding, the amount of any local, state or federal withholding or other tax due from the Corporation attributable to any shares deliverable under the Program after giving the person entitled to receive such amount of shares notice as far in advance as reasonably practicable, and the Corporation may defer making delivery if any such tax may be pending unless and until indemnified to its satisfaction.

    14. Tenure. A participant's right, if any, to continue to serve the Corporation as an officer or employee shall not be enlarged or otherwise affected by the establishment of the Program or his designation as a participant.

    15. Adjustment Provisions. (a) The Committee shall make or provide for such adjustments in the number of shares of Common Stock covered by outstanding Stock Options granted hereunder, in the Option Price applicable to such Stock Options, and in the kind of securities covered thereby, as the Committee in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from
(a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, repurchase or exchange of shares, issuance of rights or warrants to purchase securities, or
(c) any other corporate transaction or event having an effect similar to any of the foregoing. The Committee shall also make or provide for such adjustments in the number of shares reserved for issuance as specified in Paragraph 5 of the Program as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in the preceding sentence.

    (b) Notwithstanding any other provision of the Program, and without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of Benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization appropriate.

    16. Amendment and Termination of Benefits and the Program. (a) The Committee may amend the Program from time to time or terminate the Program at any time. However, except for adjustments expressly provided for herein, no amendment may increase the number of shares issuable under the Program or change the class of persons eligible, as defined in Paragraph 3 hereof, to participate in the Program. No Benefit shall be granted pursuant to the Program after November 20, 1999.

    (b) The Committee may, with the concurrence of the affected Optionee, amend or cancel any agreement evidencing Stock Options granted under this Plan. In the event of cancellation, the Committee may authorize the granting of new Stock Options (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such Option Price, and subject to the same terms, conditions and discretions, as under the Program would have been applicable had the cancelled Stock Options not been granted.

    (c) In case of termination of employment by reason of death, disability or retirement under a retirement plan of the Corporation of a participant who holds a Stock Option not immediately exercisable in full, or any Stock Award as to which a condition, limitation, restriction or substantial risk of forfeiture has not lapsed, the Committee may, in its sole discretion, accelerate the time at which such Stock Option may be exercised or the time at which such condition, limitation, restriction or substantial risk of forfeiture will lapse.

    17. Grant of Stock Awards to Outside Directors. Upon approval of the Program by a majority of the outstanding shares of The Interlake Corporation present or represented at the 1990 Annual Meeting of Shareholders, or any adjournment or adjournments thereof, each director of The Interlake Corporation who is then an Outside Director (collectively, "Current Outside Directors") shall be granted a stock award, substantially as set forth in the Appendix attached hereto and made a part hereof, A person who thereafter becomes an Outside Director ("New Outside Director") will, upon becoming an outside Director, receive a stock award consisting of (i) a pro-rata number of shares to be earned out by Current Outside Directors (in the absence of any forfeitures) in the April-to-April year in which the New Outside Director first becomes an Outside Director and (ii) the number of shares to be earned out by Current Outside Directors (in the absence of any forfeitures) immediately prior to the date duly established for each of The Interlake Corporation's annual meetings of shareholders to be held in each succeeding year through 1995. The number of shares granted to each New Outside Director shall be adjusted so as to equitably give effect to any dividend paid in common stock or other event described in Paragraph 15(a) hereof.

    18. Effective Date. The Program shall become effective on November 21, 1989. If the Program is not approved by the affirmative vote of a majority of the shares present or represented and entitled to vote at the 1990 Annual Meeting of Shareholders of The Interlake Corporation (or any adjournment thereof), any Benefits theretofore granted pursuant to the Program shall be forfeited, notwithstanding any other provision of the Program or notification or agreement issued thereunder.


                                APPENDIX
                         THE INTERLAKE CORPORATION
                           GRANT OF STOCK AWARD
                            (Outside Directors)

                               Dated as of


To:

    Pursuant to The Interlake Corporation's 1989 Stock Incentive Program (the "Program") you have been granted by the Board of Directors (the "Board") of The Interlake Corporation (hereinafter sometimes referred to as "the Corporation") a stock award, effective the above date, of *3,000 shares of the $1.00 par value common stock of The Interlake Corporation, such stock award to be subject also to the following terms and conditions:

1.  Grant of Stock Award

    (a) *As soon as practicable after you have executed this stock award and the documents described in Paragraph 1(b) below, and returned the same to the Secretary of the Corporation, the Corporation will cause to be issued in your name the number of shares covered by this stock award represented by five (5) stock certificates, each representing six hundred
(600) shares, and will physically deliver such certificates to you as promptly as possible as they become earned out and deliverable under Paragraph 3 of this Stock Award.

    (b) The documents referred to in Paragraph 1(a) are irrevocable stock powers to facilitate the transfer of any or all of the stock covered by this stock award to the Corporation (or its assignee or nominee), if appropriate or required under the terms of this stock award under which such shares are issued or applicable laws or regulations.

2.  Issue of Stock Award - Limits on Transfer

    Physical custody of the stock certificates representing the shares covered by this stock award will be in the Corporation's possession subject to the removal or release of restrictions on transfer thereof, as provided in Paragraph 3 hereof. You expressly agree that you will not sell, assign, transfer, pledge, or otherwise make any disposition of, or make any attempt to do so, the shares subject to this stock award, except as to such shares, if any, which are covered by this stock award and which are represented by one or more stock certificates duly delivered to you.


*This sub-paragraph applies to outside directors in office when stock awards are first granted. The number of shares granted and the number of certificates issued to New Outside Directors (defined in the Program) will be determined in accordance with Paragraph 17 of the Program.

3.  Earn Out of Stock Award

(a) Provided that you are then a director of the Corporation, the restrictions on disposition of the shares covered by this stock award (except those that may be imposed by law) shall lapse as follows: twenty per cent (20%) of such shares shall become deliverable to you immediately prior to the date duly established for each of the annual meetings of the Corporation's shareholders to be held in 1991, 1992, 1993, 1994 and 1995.

    (b) The restrictions on your unearned shares shall lapse and all shares not theretofore delivered to you shall become deliverable as of the date on which you cease to be a director of the Corporation by reason of your death or disability. If you cease to be an outside director of the Corporation for any other reason, and sub-paragraph (c) has not become applicable, restrictions on the installment which would become deliverable immediately prior to the next annual meeting if you were then an outside director shall lapse on a pro-rata number of shares.

    (c) The restrictions on your unearned shares shall lapse and all shares not theretofore delivered to you shall become deliverable as of the date on which a "Change in Control" occurs. The term "Change in Control" shall mean the occurrence at any time of any of the following events:

        (i) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 75% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other legal person are owned in the aggregate by the stockholders of the Corporation immediately prior to such merger, consolidation or reorganization;

        (ii) The Corporation sells all or substantially all of its business and/or assets to any other corporation or other legal person, less than 75% of the outstanding voting securities or other capital interests of which are owned in the aggregate by the stockholders of the Corporation, directly or indirectly, immediately prior to or after such sale;

        (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 25% or more of the issued and outstanding shares of voting securities of the Corporation; or

        (iv) During any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director of the Corporation was approved by a vote of at least two-thirds of such Directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

    (d) As promptly as reasonably possible after each date on which restrictions on your unearned shares shall lapse, the Corporation will physically deliver to you the stock certificate representing the number of shares as to which restrictions have lapsed and will destroy the stock powers referred to in Paragraph 1(b) hereof relating to the shares so delivered; provided, however, that none of the stock subject to this award shall be deliverable to you, unless and until all necessary requirements of state and federal securities laws and regulations have been met.

4.  Rights As A Shareholder

    Subject to the limitations, conditions, and restrictions on transfer imposed by this stock award, it is recognized that you will be treated as the owner of the stock covered by this Grant of Stock Award as follows:

    (a) You shall be entitled to receive all dividends, whether in cash, stock or in any other form, payable with respect to such unearned shares; if payable in stock, any such dividend shall be subject to all restrictions applicable to the stock with respect to which such dividend is paid.

    (b) You shall be entitled to vote all such unearned shares in respect to any question with respect to which a vote of stockholders is required or solicited.

    Such rights shall immediately lapse in the event any shares are forfeited or lapsed as provided in Paragraphs 5 or 6 hereof.

5.  Amendment, Cancellation and Termination of Grant

    The Board may at any time amend, suspend or terminate this stock award, provided that, in the case of an amendment, the amended stock award shall not materially increase the benefits to you under this stock award.

6.  Additional Restrictions On This Grant

    As to any shares of stock not delivered (or as to which the date of delivery as determined under Paragraph 3 hereof has not occurred) to you pursuant to Paragraph 3 of this grant of stock award, any and all of your rights shall cease and terminate, and the Corporation shall be fully entitled, legally and beneficially, to any of such stock not then delivered or deliverable, if you cease to be a director of the Corporation for any reason, provided, however, that if you cease to be a director for any of the reasons set forth in Paragraph 3(b), the number of shares deliverable upon the happening of each event described in Paragraph 3(b) will be delivered as promptly as possible.

7.  Miscellaneous Provisions

    (a) Your rights and interests under this stock award may not be assigned or transferred except, in the case of your death, to your beneficiary or, in the absence of such designation, by will or the laws of descent and distribution.

    (b) You, by your acceptance of this grant of stock award acknowledge that you agree to accept and to be bound by all of the terms and conditions of this stock award, including, without limitation, the right of the Board to amend, cancel, suspend or terminate this grant of stock award in whole or in part, on behalf of yourself and your heirs and assigns.

    (c) The number of shares which have not been earned out pursuant to Paragraph 3 are subject to adjustment by the Board of Directors of the number of shares subject to restrictions on transfer and the kinds of securities into which such restricted shares may be converted or exchanged upon the happening of any event described in Paragraph 15(a) of the Program.


                                 Stock Award Granted By

                                 THE INTERLAKE CORPORATION


                                 By

AGREED AND ACCEPTED


Signed:


Date:


                                                      Exhibit 5



                                   March 7, 1997


The Board of Directors of
The Interlake Corporation
550 Warrenville Road
Lisle, Illinois 60532

               Re:  1989 Stock Incentive Program

Gentlemen:

       I am Corporate Counsel and Assistant Secretary of The Interlake Corporation, a Delaware corporation
(the "Company") and as such I am familiar with the circumstances surrounding the adoption and administration of the Company's 1989 Stock Incentive
Program (the "Plan"). In my capacity as counsel, I, or a member of the Company's legal department, have examined the originals, or certified, conformed or reproduction copies of all records, agreements, instruments and documents, and have reviewed such matters of law as I have deemed necessary for purposes of this opinion, and based thereupon I am of the opinion that the shares of the Company's Common Stock, par value $1.00 per share (not to exceed 1,600,000 shares), that may be issued and sold pursuant to the Plan will be, when issued and sold in accordance with the Plan and upon the Company's receipt of legal consideration therefor, duly authorized, validly issued, fully paid and nonassessable.

       I hereby consent to the filing of this opinion as Exhibit 5 to Amendment No. 1 to the Company's
Registration Statement on Form S-8 (No. 33-58908).

                                   Very truly yours,



                                   /s/John M. O'Donnell

                                   John M. O'Donnell



                                                   Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form
S-8 (Nos. 33-58908 and 33-11428), of our report
dated January 24, 1996, which appears on page 18 of the 1995 Annual
Report to Shareholders of The Interlake Corporation, which is incorporated in The Interlake Corporation's
Annual Report on Form 10-K for the year ended
December 31, 1995. We also consent to the incoporation by reference of our report on the Financial Statement Schedules, which appears on page 22 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Chicago, Illinois
March 7, 1997

                                                     Exhibit 24



                               DIRECTORS OF
                         THE INTERLAKE CORPORATION

                             POWER OF ATTORNEY

     The undersigned directors of The Interlake Corporation ("Company") hereby constitute and appoint W. Robert Reum, Stephen Gregory and Stephen
R. Smith, or any of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign and file under the Securities Act of 1933, as amended, (i) one or more amendments to the Company's registration statements on Form S-8 relating to the registration of shares of common stock, par value $1, of the Company to be issued pursuant to stock options which have been granted under the Company's 1989 Stock Incentive Program, (ii) one or more registration statements on Form S-8 relating to the registration of shares of common stock, par value $1, of the Company to be issued pursuant to stock options which may in the future be granted under the Company's 1989 Stock Incentive Program, (iii) any and all amendments and exhibits thereto, including post-effective amendments, and (iv)any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such registration statements or amendments, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, hereby ratifying and approving the acts of said attorney and any of them and any such substitute.

EXECUTED this 27th  day of February, 1997.


/s/ John A. Canning              /s/ James C. Cotting
John A. Canning, Director        James C. Cotting, Director

/s/ John E. Jones                /s/ Frederick C. Langenberg
John E. Jones, Director          Frederick C. Langenberg, Director

/s/ Quentin C. McKenna           /s/ William G. Mitchell
Quentin C. McKenna, Director     William G. Mitchell, Director

/s/ Erwin E. Schulze
Erwin E. Schulze, Director